UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 12, 2020

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Suite 3.322, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02: Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Catherine M. Vaczy as Executive Vice President and Chief Strategy Officer

Effective as of March 12, 2020, Genprex, Inc. (the “Company”) appointed Catherine M. Vaczy, 58, as Executive Vice President and Chief Strategy Officer of the Company. From December 1, 2019 to March 12, 2020, Ms. Vaczy served as an advisor to the Company.

Ms. Vaczy has more than twenty years of experience as a founder and senior executive of life science companies, serving as a strategic partner and business and legal advisor to senior leadership teams and boards. From 2015 through 2019, Ms. Vaczy provided strategic advisory services to early stage biotechnology companies and other technology driven companies. In 2005, Ms. Vaczy co-founded and served for ten years as General Counsel and Secretary of NeoStem, Inc. (now Caladrius Biosciences, Inc.), a Nasdaq-listed clinical stage biotechnology company that combined a leading cell and gene therapy process development and manufacturing organization (which was sold to Hitachi Chemical Co. America, Ltd.) with a development pipeline of cell therapy products. Prior to founding NeoStem, from 1997 through 2003, she was an early employee and served in roles on the senior leadership team of increasing responsibility, most recently as Vice President, Legal, Associate General Counsel and Assistant Secretary of Nasdaq-listed ImClone Systems Incorporated (which was sold to Eli Lily and Company), a pioneer in targeted cancer therapy, where she was instrumental in forging important strategic alliances, including a transformative $1 billion co-development deal for the Company’s blockbuster drug, Erbitux. Earlier in her career, Ms. Vaczy was a practicing attorney in a nationally recognized law firm representing early stage life science and other technology companies. Ms. Vaczy received a BA degree from Boston College and a JD degree from St. John’s University School of Law.

In connection with Ms. Vaczy’s appointment, the Company has entered into an employment agreement with Ms. Vaczy that governs the terms of her employment with the Company.

Ms. Vaczy’s employment under the agreement is at will and may be terminated at any time by us or by her. Under the terms of the agreement, Ms. Vaczy is initially entitled to receive an annual base salary of $365,000. Ms. Vaczy is also entitled to receive a bonus upon the achievement of performance objectives agreed upon between our board of directors and Ms. Vaczy.

On March 12, 2020, we granted Ms. Vaczy options to purchase an aggregate of 540,000 shares of our common stock, at an exercise price of $2.00 per share. One thirty-sixth of the options vested on March 12, 2020, and 1/36 of the options will vest in equal monthly installments over the following 35 months.

The agreement provides that for twelve months after the termination of her employment, Ms. Vaczy will not encourage any of our employees or consultants to leave Genprex and that during the term of Ms. Vaczy’s employment with us and for six months after the termination of her employment, Ms. Vaczy will not compete or assist others to compete with us.

If we terminate Ms. Vaczy’s employment without cause or if Ms. Vaczy resigns for good reason, in either case before a change of control or within twelve months following a change of control, and Ms. Vaczy delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Ms. Vaczy: (i) a severance payment equal to six months of Ms. Vaczy’s base salary then in effect; (ii) a payment equal to one-half of Ms. Vaczy’s then applicable annual target bonus (provided that any portion of the target bonus that relates to performance criteria that have been achieved shall be calculated at full attainment); (iii) reimbursement of COBRA premium payments made by Ms. Vaczy for the six months following such termination; and (iv) acceleration as to 100% of Ms. Vaczy’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Ms. Vaczy’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our board of directors that Ms. Vaczy’s performance is unsatisfactory after there has been delivered to her a written demand for performance which describes the specific deficiencies in her performance and the specific manner in which her performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Ms. Vaczy’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our board of directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Ms. Vaczy’s engaging in an act of gross negligence or willful misconduct in the performance of her employment obligations and duties that materially harms us; (iv) Ms. Vaczy’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Ms. Vaczy’s material breach of her confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Ms. Vaczy’s employment agreement, “good reason” means the occurrence of any of the following taken without Ms. Vaczy’s written consent and conditioned on (a) her providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) her termination of her employment within 30 days following the expiration of the cure period: (i) a material change in Ms. Vaczy’s position, titles, offices or duties; (ii) an assignment of any significant duties to Ms. Vaczy that are inconsistent with her positions or offices held under her employment agreement; (iii) a decrease in Ms. Vaczy’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees); or (iv) the relocation of Ms. Vaczy to a facility or a location more than 50 miles from her then current location.

The foregoing description of Ms. Vaczy’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement itself, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Upon commencement of her employment, Ms. Vaczy also entered into the Company’s standard form of indemnification agreement for its directors and executive officers.

There are no family relationships between Ms. Vaczy and any of the Company’s current or former directors or executive officers.

In December 2019, the Company entered into an Advisory Agreement with Ms. Vaczy, pursuant to which Ms. Vaczy agreed to provide advisory services to the Company and the Company agreed to pay Ms. Vaczy at a rate of $12,500 per month, reimburse her expenses, and, in the Company’s sole discretion, provide discretionary performance awards.  The Company has paid a total of $12,500 in 2019 and a total of $142,000 in 2020 to Ms. Vaczy pursuant to the Advisory Agreement, which terminated upon the execution of the employment agreement between the Company and Ms. Vaczy.

Appointment of Michael T. Redman as Executive Vice President and Chief Operating Officer

Effective as of March 12, 2020, the Company appointed Michael T. Redman, 65, as Executive Vice President and Chief Operating Officer of the Company. From time to time from August 7, 2019 to March 12, 2020, Mr. Redman served as an advisor to the Company.

Mr. Redman has more than thirty years of experience in the life sciences industry. He has held a variety of key executive roles at clinical-stage companies, where he focused on strategic business development and U.S. and worldwide manufacturing and clinical operations. He has been instrumental in the consummation of multiple strategic transactions in the biotechnology and pharmaceutical industries. Since June 2019, Mr. Redman has served as an independent consultant to biotechnology and life science companies.  From January 2007 to May 2019, Mr. Redman served as President, Chief Executive Officer and Director of Oncolix, Inc., a publicly traded clinical-stage biopharmaceutical company focused on developing therapies for women’s and children’s cancers. Beginning in 2018, Mr. Redman also served as the Chief Financial Officer of Oncolix.  During his tenure at Oncolix, he advanced the company’s lead drug into human clinical trials, completed the in-licensing of a promising radiopharmaceutical drug for the treatment of bone-related cancers, and took the company public. Prior to Oncolix, he was the CEO of Bone Medical Limited, an Australia-based clinical stage company developing oral peptide products for the treatment of osteoporosis. In 2001, he co-founded Opexa Pharmaceuticals Inc., a company developing immunotherapies for a variety of diseases, and served as its President and CEO until 2005. Mr. Redman also held key management positions with Zonagen, Inc. (now Repros Therapeutics Inc., which is a part of Allergan plc), Aronex Pharmaceuticals, Inc. (acquired by Antigenics Inc.), Biovail Corporation and American Home Products Corporation (which was renamed Wyeth and acquired by Pfizer Inc.). Mr. Redman earned a BA in Biology from the University of Missouri and an MBA from the University of Phoenix.

In connection with Mr. Redman’s appointment, the Company has entered into an employment agreement with Mr. Redman that governs the terms of his employment with the Company.

Mr. Redman’s employment under the agreement is at will and may be terminated at any time by us or by him. Under the terms of the agreement, Mr. Redman is initially entitled to receive an annual base salary of $300,000. Mr. Redman is also entitled to receive a bonus upon the achievement of performance objectives agreed upon between our board of directors and Mr. Redman.

 On March 12, 2020, we granted Mr. Redman options to purchase an aggregate of 550,000 shares of our common stock, at an exercise price of $2.00 per share. One thirty-sixth of the options vested on March 12, 2020, and 1/36 of the options will vest in equal monthly installments over the following 35 months.

The agreement provides that for twelve months after the termination of his employment, Mr. Redman will not encourage any of our employees or consultants to leave Genprex and that during the term of Mr. Redman’s employment with us and for twelve months after the termination of his employment, Mr. Redman will not compete or assist others to compete with us.

If we terminate Mr. Redman’s employment without cause or if Mr. Redman resigns for good reason, in either case before a change of control or within twelve months following a change of control, and Mr. Redman delivers to us a signed settlement agreement and general release of claims, we are obligated to pay Mr. Redman: (i) a severance payment equal to six months of Mr. Redman’s base salary then in effect; (ii) a payment equal to one-half of Mr. Redman’s then applicable annual target bonus (provided that any portion of the target bonus that relates to performance criteria that have been achieved shall be calculated at full attainment); (iii) reimbursement of COBRA premium payments made by Mr. Redman for the six months following such termination; and (iv) acceleration as to 100% of Mr. Redman’s unvested equity awards from us, subject in the case of (i) and (ii) to our having at least $5 million in cash or cash equivalents and a net worth of at least $5 million on the date of termination.

For the purposes of Mr. Redman’s employment agreement, “cause” means the occurrence of any of the following events: (i) a determination by our board of directors that Mr. Redman’s performance is unsatisfactory after there has been delivered to him a written demand for performance which describes the specific deficiencies in his performance and the specific manner in which his performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) Mr. Redman’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our board of directors reasonably finds has had or will have a detrimental effect on our reputation or business; (iii) Mr. Redman’s engaging in an act of gross negligence or willful misconduct in the performance of his employment obligations and duties that materially harms us; (iv) Mr. Redman’s committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; or (v) Mr. Redman’s material breach of his confidentiality, invention assignment and noncompetition agreement with us or of any other unauthorized misuse of our trade secrets or proprietary information.

For purposes of Mr. Redman’s employment agreement, “good reason” means the occurrence of any of the following taken without Mr. Redman’s written consent and conditioned on (a) his providing us with notice of the basis for such resignation for good reason, (b) our failure to cure the event constituting good reason within 30 days after notice and (c) his termination of his employment within 30 days following the expiration of the cure period: (i) a material change in Mr. Redman’s position, titles, offices or duties; (ii) an assignment of any significant duties to Mr. Redman that are inconsistent with his positions or offices held under his employment agreement; or (iii) a decrease in Mr. Redman’s then current annual base salary by more than 10% (other than in connection with a general decrease in the salary of all of our other similarly situated employees).

The foregoing description of Mr. Redman’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement itself, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Upon commencement of his employment, Mr. Redman also entered into the Company’s standard form of indemnification agreement for its directors and executive officers.

There are no family relationships between Mr. Redman and any of the Company’s current or former directors or executive officers.

 In August 2019, the Company entered into a Consulting Agreement with Mr. Redman, pursuant to which Mr. Redman agreed to provide consulting services to the Company and the Company agreed to pay Mr. Redman at a rate of $15,000 per month.  Mr. Redman provided consulting services to the Company under the Consulting Agreement from August 7 to December 2, 2019, and again from January 31 to March 12, 2020.  The Company has paid a total of $57,580.64 in 2019 and a total of $28,181.32 in 2020 to Mr. Redman pursuant to the Consulting Agreement, which terminated upon the execution of the employment agreement between the Company and Mr. Redman.

Change of Title of Julien L. Pham, MD, MPH

Effective as of March 12, 2020, the executive officer title of Julien L. Pham, MD, MPH, has been changed to President and Chief Scientific Officer.

Item 8.01 Other Events.

Press Release

On March 23, 2020, the Company issued a press release announcing the appointments of Ms. Vaczy and Mr. Redman. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement dated as of March 12, 2020, by and between Genprex, Inc. and Catherine M. Vaczy
10.2	Executive Employment Agreement dated as of March 12, 2020, by and between Genprex, Inc. and Michael T. Redman
99.1	Press Release dated March 23, 2020, issued by Genprex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: March 23, 2020	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)